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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

     We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated March 23, 2005, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Adams Laboratories, Inc. for the
registration of    ,000,000 shares of its common stock.


                                                /s/ Ernst & Young LLP


New York, NY
March 23, 2005